
THE FRESH MARKET

carter's
babies and kids
BABY SALE
50

ULTA

ROSS
DRESS FOR LESS

BED BATH &
BEYOND

2018 ANNUAL REPORT

INLAND Inland
Real Estate Income Trust, Inc.


GIANT EAGLE
MARKET DISTRICT

Panera BREAD

DICK'S
SPORTING GOODS

WHOLE FOODS

OLD NAVY

T·J·maxx

Walgreens
PHARMACY

Coastal North Town Center
North Myrtle Beach, SC


publix
FOOD & PHARMACY
ENTRY
EXIT
STOP
NO PARKING FIRE LANE

Steady Wins

- Robust **94.7%** Economic Occupancy
- **More Than 85%** of Expiring Leases Renewed Over The Past Two Years
- Diversified Portfolio with **No Tenant Generating More Than 3.6% of ABR**



Mitchell A. Sabshon
Director, President and
Chief Executive Officer

Dear Fellow Stockholders:

From corner stores to department stores to shopping malls to ecommerce, retailing is constantly evolving. Today, more so than at any recent point in time, retailers and, as a result, owners of retail real estate, are confronted with a myriad of strategic decisions. There are many potential ways to move forward, but standing still is not an option. And, while retail spaces change shape and size around their retailer tenants, grocery stores in neighborhood shopping centers remain the epicenter of the community and a steadfast brick-and-mortar presence.

This letter marks the completion of another year of solid results for Inland Real Estate Income Trust, Inc. (Inland Income Trust or the Company) in which our portfolio performed as forecasted and our properties remained highly occupied, driven by leasing activity. Twenty-eight new retail leases were signed in 2018, representing approximately 104,627 square feet of gross leasable space, and 83 existing leases were renewed in 2018, representing approximately 466,858 square feet of gross leasable space. As a result, and highlighting the fact that our properties remain in demand, our economic occupancy at year-end was a robust 94.7 percent.

The Highlights of 2018

- Refinanced existing line of credit with a new and expanded senior unsecured credit facility, allowing for enhanced financial flexibility
- Tenant retention rate of 86% with 92% retention for anchors and 80% for non-anchors
- Executed 28 new leases and renewed 83 existing leases, perpetuating our multi-year track record of occupancy at 94% or higher
- Backfilled a former Sports Authority space with Ross Dress for Less and Five Below, two popular discount retailers
- Achieved 11.3% and 0.8% comparable leasing spread on new leases and renewals, respectively, since a year ago
- Realized 5.5% small shop (tenants occupying less than 10,000 square feet) comparable leasing spread on renewals since a year ago
- Fully covered distributions from operating cash flows

The current economic environment favors consumers. Wages are up 3.4 percent from last year, 3.5 million new jobs have been created in the past two years, and average gasoline prices are 65 cents per gallon below their October 2018 peak[1] – a powerful combination of retail sales growth factors driving consumer spending. U.S. retail sales from December 1 through 24, 2018 were up 5.1 percent to more than $850 billion – the strongest holiday retail sales performance in six years.[2] Retail sales in 2019 is expected to rise five percent, the fastest growth pace since pre-recession 2006, according to consumer research firm Customer Growth Partners.[1]

> "From corner stores to department stores to shopping malls to ecommerce, retailing is constantly evolving."

[1]Chain Store Age. CPG forecasts stellar year for retailers. February 7, 2019.
[2]Fortune. U.S. Retailers Had a Very Merry Christmas, According to Early Sales Data. December 26, 2018.

"Grocery-anchored shopping centers, the primary focus of Inland Income Trust, are more relevant now than ever."

Shifting Consumer Preferences

The retail real estate market is quickly evolving to accommodate consumers' wants and needs. Some forms of retail real estate are changing due to, among other things, shifts in consumer shopping preferences and online competition. Other forms of retail real estate, specifically grocery-anchored neighborhood shopping centers, generally continue to deliver solid performance.

Grocery-anchored shopping centers, the primary focus of Inland Income Trust, are more relevant now than ever. These centers are anchored by a grocer or major retailer with grocery operations that have high levels of foot traffic and serve as the draw for smaller retailers. Attending to the surrounding community, these centers are getting a boost from the thriving self-care sector, which focuses on wellness, health, fitness and beauty. Self-care retailers are filling small and mid-size retail real estate vacancies in both suburban and urban markets. Popular boutique fitness concepts include Orangetheory Fitness – which just opened its 1,000th studio worldwide –, SoulCycle, Club Pilates, Pure Barre, CycleBar, Row House and Core Power Yoga. Traditional gyms are also expanding, including Life Time, LA Fitness – Inland Income Trust's #9 tenant –, Planet Fitness and Gold's Gym.[3]

Inland Income Trust, along with other owners of neighborhood shopping centers, is adding more service-based tenants to accommodate consumer preferences for convenient and engaging shopping environments. Service-oriented retailers are dominating the industry, while the media focuses its attention on the negative retail narratives concerning big-box downsizing and the exit of long-established chains.[4] The Inland Income Trust portfolio comprises 48 percent small shop tenants. Our small shop tenants generate an 11.3 percent leasing spread on comparable new small shop leases, an annualized base rent (ABR) of $24.29, and 80 percent tenant retention.

Our expert property management team is laser-focused on rental income. One of the ways our team works with retailers to drive traffic to our centers, ultimately presenting the opportunity for rental increases, is by offering unique experiences. We routinely partner with our tenants to institute successful events at our properties across the country. For example, the adult yoga classes we offer at some of our centers, typically taught by one of our fitness-oriented tenants, continue to grow in popularity. In addition, we recognize military personnel by including Color Guard ceremonies during annual holiday tree lightings, engage local dignitaries for a range of events, and encourage customers to shop local whenever possible – all in an effort to support our tenants and encourage consumers to choose an Inland-owned center when leaving home for a shopping trip.

NATIONAL REAL ESTATE Investor

"The end of the traditional big-box era is creating a new landscape where mom-and-pop retailers are the new credit tenants..."

National Real Estate Investor. Retail Landlords Turn to Mom-and-Pop Shops to Fill Credit Tenant Void. December 20, 2018.

CoStar™

"Store closures have affected many shopping centers in the last few years as growing e-commerce sales challenge some traditional retailers. Landlords have responded in various ways, such as slicing up big boxes to accommodate smaller stores and leasing to non-traditional retailers ..."

CoStar. United States Retail National Report. January 22, 2019.

Forbes

"When Digital Transformation Does Not Happen: Big Box Retailers that Closed Their Doors in 2018"

Forbes. When Digital Transformation Does Not Happen: Big Box Retailers that Closed Their Doors in 2018. January 22, 2019.

[3]National Real Estate Investor. Thriving 'Self-Care' Sector Fuels Demand for Strip Center Space. February 7, 2019.
[4]Trepp CRE Research. Despite Negative Headlines, Retail Occupancy and Income Continue to Grow. July 2018.

Innovating new concepts is also at the forefront of our efforts. We are working on a potential new series of events to help further ingrain our centers in their respective communities. With STEM (science, technology, engineering and math) being a primary focus at schools across the country, we plan to work with a leading laboratory to bring STEM events to our centers, probing the curiosity of young scientists and future shoppers.

Strategic Plan for Future Liquidity

Early in 2019, we outlined our strategic long-term plan to move toward a liquidity event in the next 24 to 36 months, or sooner, market conditions permitting, most likely through a listing on a public securities exchange. This strategic plan includes three initiatives meant to better position the Company for future growth:

1. Asset Management Strategy – The strategic plan centers around owning a portfolio of 100 percent grocery-anchored properties in strong secondary and tertiary markets with lower exposure to big box retailers. While more than 80 percent of Inland Income Trust's ABR is generated from properties anchored or shadow anchored by grocers, 38 percent of ABR comes from non-grocery big box retailers that may remain challenged in today's changing retail environment.

As part of our strategy, the Company's management and the board of directors will consider repositioning certain assets, which may include the opportunistic sale or redevelopment of non-core assets with the goal of redeploying capital into grocery-anchored centers.

2. Enhancement of Capital Structure – In connection with our strategic plan, the board of directors approved several amendments to the Company's Share Repurchase Program (SRP)* including providing for voluntary redemptions at 80 percent of the Company's current Net Asset Value (NAV). Repurchase requests in connection with death or disability will continue to be redeemed at NAV. In addition, the amendments to the SRP also include flexibility related to the funds available to meet repurchase requests.

3. Fee Elimination – The Company's business manager has agreed to eliminate all future acquisition and disposition fees in support of the strategic goals, which we believe will enhance entity level performance.

Inland Income Trust's management team and board of directors considered the Company's current financial condition and capital needs to execute the strategic plan, and believes that these important initiatives will help increase rental income and generate retained earnings, which will be reinvested, positioning the Company to execute a successful liquidity event. While there will, in the short term, likely be an initial impact on net operating income and NAV, and there can be no assurance that the Company's plan will not evolve over time, we believe we will maximize stockholder value over the long-term as we transition to a portfolio of high-quality properties aligned with the new retail paradigm.

Grocery Stores and eGrocery

Online shopping has challenged some brick-and-mortar retailers but grocery stores and supermarkets have actually felt a minimal impact. The truth is that online grocery sales make up a small percentage of total grocery sales and are concentrated in densely populated markets.

- **Consensus is that brick-and-mortar stores will play a vital role in eGrocery fulfillment and that widespread grocery store closures over the intermediate-term are unlikely**[5]
- **Grocery stores are ideal labs to test bold ideas to save brick-and-mortar retail with their high volume of foot traffic**[6]
- **Today's inefficient eGrocery model is sub-optimal and would require 10,000 to 15,000 square feet of space for an automated micro-fulfillment center placed within grocery stores**[5]

Kroger, our #2 tenant, has taken a progressive approach to the evolution of retail real estate. The company debuted its Culinary Innovation Center in 2018, featuring a commercial kitchen with multiple cooking stations, spaces and capabilities. This new facility is meant to help Kroger accelerate product development for its brands, produce new recipes for its pre-packaged meal kits, explore new restaurant concepts, host food tasting and focus groups, and more.[7] In addition, Kroger has partnered with Microsoft to roll out grocery stores with LED shelves that reflect sale prices in real time and sensors that track which shelves need to be restocked.[6] The company is also ramping up online grocery delivery coverage through a major expansion of its less than a year-old partnership with Instacart[8] and joining forces with the hedge funds that now own the Toys 'R' Us brand to create pop-up sections named Geoffrey's Toy Box in about 600 stores.[9]**

*The SRP is subject to numerous restrictions, may be amended, suspended or terminated by the board of directors at any time, and should not be relied upon as a source of liquidity
**None of our locations currently feature these new innovations
[5]Green Street Advisors. Conference Insights – GroceryShop 2018: No Looking Back. November 5, 2018.
[6]Axios. AM Deep Dive. January 12, 2019.
[7]Supermarket News. Kroger Opens Culinary Innovation Center. February 15, 2018.
[8]Supermarket News. Kroger plan major expansion with Instacart. August 30, 2018.
[9]Bloomberg. New Toys 'R' Us owners Mull Physical Stores Next Year. November 1, 2018.

Featured Properties

Oquirrh Mountain Marketplace is located in rapidly expanding South Jordan, Utah, just south of Salt Lake City. The property is situated in a busy retail corridor with excellent visibility on Bangerter Highway and just outside of a Utah's largest master planned community, Daybreak. At 100 percent occupancy, the property is leased to an exciting mix of national and local retailers including grocery-anchor, Sprouts, Planet Fitness, Starbucks, Potbelly's, and Cubby's Chicago Beef.


SPROUTS
FARMERS MARKET
NATURAL FOODS
FARM FRESH PRODUCE

Oquirrh Mountain Marketplace Phase I South Jordan, Utah	
Square Foot:	75,950
Physical Occupancy:	100%
ABR PSF*:	$21.38
Small Shop by ABR:	51%
Change in Same Store NOI**:	19.2%
3-Mile Population:	105,724
3-Mile Average Household Income:	$118,309
Anchors:	• Sprouts Farmers Market • Planet Fitness

As of 12/31/18

Milford Marketplace is a grocery-anchored center located in affluent downtown Milford, Connecticut. Situated on Route 1 and Boston Post Road and just west of the Yale University West campus, the property serves a substantial trade area with approximately 270,000 residents within a 7-mile radius. At 96 percent leased, Milford Marketplace is anchored by key grocer, Whole Foods, and boasts an impressive array of small shop tenants including Orangetheory Fitness, Ann Taylor Loft, Banana Republic, Chico's, White House/Black Market, and Lane Bryant with small shop tenant sales averaging more than $300 per square foot.


WHOLE FOODS

Milford Marketplace Milford, Connecticut	
Square Foot:	111,720
Physical Occupancy:	96.1%
ABR PSF*:	$31.46
Small Shop by ABR:	79%
Change in Same Store NOI**:	4.8%
3-Mile Population:	50,392
3-Mile Average Household Income:	$113,336
Anchors:	• Whole Foods

As of 12/31/18

*PSF = per square foot

**Same Store basis compares the results of operations of investment properties owned during the year ended December 31, 2018 with the results of the same investment properties owned during the year ended December 31, 2017

Inland Income Trust Portfolio Highlights

as of December 31, 2018

Portfolio Overview

59	24	94.7%	750	6.9
Properties	States	Economic Occupancy	Tenants	Million sq. ft.

Nationwide Reach



Diverse geographic footprint with **12%** of our portfolio in the west, **26%** in the south, **22%** in the midwest, and **41%** in the east


12%
26%
22%
41%
West
South
Midwest
East

Grocer and Discount Retailer Concentration

Based on ABR for leases in-place as of 12/31/18

3.6%	3.5%	3.3%	2.9%	2.5%
DICK'S Sporting Goods	Kroger	TJ maxx	PETSMART	ROSS Dress for Less
2.4%	2.3%	1.9%	1.9%	1.9%
Albertsons	ULTA Beauty	KOHL'S	LA FITNESS	GIANT EAGLE

Tenant Breakdown by ABR

Grocery Anchor Stability
Brick-and-mortar stores remain the foundation of the grocery shopping experience and will play a vital role in eGrocery fulfillment

Big Box Exposure
38 percent of Inland Income Trust's ABR comes from non-grocery big box retailers that may remain at risk of downsizing or closing

Small Shop Benefit
Small shops are showing strong market fundamentals with little exposure to the Internet and rent growth opportunities



14%
48%
38%
Grocery Anchor
Big Box Anchor
Small Shop

Property Type Breakdown by ABR

More than 80% of the Inland income Trust portfolio is anchored or shadow-anchored by a grocer



1%
17%
30%
52%
Grocery-Anchored
Grocery Shadow-Anchored
Community & Power Centers
Single Tenant

Grocery Anchored Centers Generate Highest ABR

Grocers in the Inland Income Trust portfolio generate the highest annualized base rent, or ABR, of the four retail property types that make up the portfolio



ABR By Property Type
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
$18.32
$13.70
$12.04
$11.61
Grocery-Anchored
Community & Power Centers
Grocery Shadow-Anchored
Single Tenant

Financial Highlights

Our efforts to strengthen our balance sheet and capital structure continue, with the intention of maximizing our financial flexibility in alignment with our strategic plan. Total assets as of December 31, 2018 were approximately $1.3 billion. For the year ended December 31, 2018, although we had a net loss in accordance with Generally Accepted Accounting Principles (GAAP) of approximately $23 million, we generated Funds from Operations (FFO) of approximately $50 million and Modified Funds from Operations (MFFO) of approximately $47 million. See the following page for a reconciliation of our GAAP and non-GAAP measures and our Form 10-K for further important information about the use of non-GAAP measures.

The debt on our portfolio as of December 31, 2018 was approximately 81 percent fixed at a weighted average interest rate of 3.91 percent, taking advantage of favorable financing and including the effects of interest rate swaps. As of December 31, 2018, Inland Income Trust had outstanding mortgage loans and borrowings on our credit facility equal to approximately $709 million, with no single year representing an out-sized amount of debt coming due. The weighted average years to maturity for the Company's mortgage loans and credit facility was approximately 4.4 years.

During 2018, we fully covered our distributions out of our operating cash flows. Overall, we are pleased with our ability to create steady, predictable financial results.

Cumulative Distributions Paid to Investors*

(in thousands)



$250,000
$200,000
$150,000
$100,000
$50,000
$0
2014
2015
2016
2017
2018

*There can be no guarantee that the Company will continue to declare distributions. The actual amount and timing of distributions, if any, is determined by the board of directors in its discretion, based on its analysis of the Company's actual and expected cash flow, capital expenditures and investments, as well as general financial conditions. Approximately 19 percent of cumulative distributions paid to investors through December 31, 2018 came from offering proceeds.

Modified Funds from Operations (MFFO)

(in thousands)



$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
2014
2015
2016
2017
2018

(in thousands)	12/31/18	12/31/17	12/31/16	12/31/15
Balance Sheet Data:				
Total Assets	$1,320,069	$1,375,370	$1,357,560	$1,401,368
Mortgage Loans and Credit Facility Payable, net	705,884	691,465	606,025	584,499
Operating Data:				
Net Income (Loss)	(23,276)	(19,102)	(7,961)	(13,436)
Funds from Operations (FFO)	49,964	51,232	51,899	21,137
Modified Funds from Operations (MFFO)	47,291	48,893	47,367	32,652

Inland Real Estate Income Trust, Inc. FFO and MFFO are calculated as follows.

		For the year ended December 31			
(in thousands)		2018	2017	2016	2015
	Net Loss:	$(23,276)	$(19,102)	$(7,961)	$(13,436)
ADD:	Depreciation and amortization related to investment properties	57,835	61,804	59,860	34,573
	Provision for impairment of investment property	-	8,530	-	-
	Provisions for impairment of investment in and notes receivable from unconsolidated entities	15,405	-	-	-
	Funds from Operations (FFO)	49,964	51,232	51,899	21,137
ADD:	Acquisition related costs	29	754	(1,556)	13,903
	Loss of extinguishment of debt	411	-	-	-
	Mark to market adjustments	135	-	-	-
LESS:	Amortization of acquired market lease tangibles, net	(917)	(1,415)	(812)	(652)
	Straight-line income, net	(1,180)	(1,678)	(2,164)	(1,736)
	Gain on early termination of interest rate swap agreements	(1,151)	-	-	-
	Modified Funds from Operations (MFFO)	47,291	48,893	47,367	32,652


WHOLE FOODS
MARKET
Taste of Thanksgiving
APPLES

Marketplace at Tech Center
Newport News, VA

In Conclusion

While consumer preferences continue to undergo dramatic change since the founding of our Company, our commitment to provide steady income and maximize stockholder value remains the same. Our strategic plan focuses on the future of the retail real estate industry. We believe implementing our strategic plan will allow us to drive performance, expand the sources and enhance the quality of our operating income, grow with the retail real estate industry, and better position the Company for a successful liquidity event. We expect to make substantial progress in the coming year and look forward to updating you along the way.

As we move into 2019, I am excited about the future of our Company. On behalf of the board of directors and all the associates at Inland Income Trust, thank you for your investment, your trust and your continued support.

Sincerely,



Mitchell A. Sabshon

Board of Directors and Executive Officers



Lee A. Daniels
Lead Independent Director



Stephen L. Davis
Independent Director



Gwen Henry
Independent Director



Bernard J. Michael
Independent Director



Daniel L. Goodwin
Director and Chairman of the Board



Mitchell A. Sabshon
Director, President and Chief Executive Officer



Catherine L. Lynch
Chief Financial Officer and Treasurer



Roberta S. Matlin
Vice President



Cathleen M. Hrtanek
Secretary

Company Counsel
Proskauer Rose LLP
Three First National Plaza
70 West Madison
Suite 3800
Chicago, IL 60602-4342

Independent Auditor
KPMG LLP
200 E. Randolph Street
Suite 5500
Chicago, IL 60601

Investor Services
If you have any questions, please contact your Financial Advisor or Inland Investor Services at 800-826-8228 or by email at **custserv@inland-investments.com.**

Corporate Office
2901 Butterfield Road
Oak Brook, Illinois 60523
800-826-8228

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", "can", "would", "will", "expect", "intend", "estimate", "anticipate", "plan", "goal", "seek", "appear", or "believe". Such statements reflect the current view of Inland Income Trust with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the acquisition of any property, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K as of December 31, 2018 filed on March 20, 2019 with the Securities and Exchange Commission.

Although Inland Income Trust believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Income Trust undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Income Trust or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

inland-investments.com/inland-income-trust

Inland Real Estate Income Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523